Exhibit 10.16

FIRST AMENDMENT TO
ANTI-DILUTION AND MAKE WHOLE AGREEMENT

This First Amendment to Anti-Dilution and Make Whole Agreement (this “Agreement”) is made and entered this ___th day of June 2011, effective as of May 11, 2011 (the “Effective Date”), by and between Coil Tubing Technology, Inc., a Nevada corporation (the “Company”) and Herbert C. Pohlmann, an “affiliate” of the Company (as such term is defined in Rule 144 of the Securities Act of 1933, as amended) and an individual, residing and/or having a principal place of business at 1290 North Ocean Blvd., Palm Beach, Florida 33480 (“Shareholder”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and Shareholder previously entered into an Anti-Dilution and Make Whole Agreement, on or around May 11, 2011 (the “Anti-Dilution Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Anti-Dilution Agreement;

WHEREAS, pursuant to the Anti-Dilution Agreement the Company agreed to adjust Shareholder’s ownership of the Company and to issue Shareholder additional shares of restricted common stock such that Shareholder’s ownership in the Company would not be diluted after the issuance by the Company of certain shares of common stock as part of a settlement of the Company’s (and certain related parties) July 30, 2008 lawsuit against Grifco International, Inc., a Nevada corporation (“Grifco”), the Depository Trust & Clearing Corporation and the president of Grifco, James Dial (the "Defendants" and the “Lawsuit”)[Cause No. 08-07-07397-CV in the Montgomery County, Texas, District Court, 9th Judicial District (the “Court”)];

WHEREAS, the Anti-Dilution Agreement failed to take into account certain recent issuances of common stock by the Company; contained errors as to the total number of shares of common stock Shareholder would be issued in connection with the settlement of the Lawsuit (the “Settlement”); and understated the total number of shares of common stock that Shareholder was required to be issued following the Settlement to maintain his pre-Settlement percentage ownership of the Company; and

WHEREAS, the Parties desire to enter into this Agreement to modify, amend and correct the Anti-Dilution Agreement in order for Shareholder to be able to maintain the same ownership percentage of the Company post-Settlement that he held pre-Settlement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendment to Anti-Dilution Agreement.

a.	The tenth (10th) WHEREAS under “W I T N E S S E T H” in the Anti-Dilution Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the outcome of the Lawsuit was a settlement between the parties thereto (the “Settlement”), pursuant to which, among other things, the Company agreed to issue an aggregate of 228,136,867 shares of the Company’s common stock (the “Settlement Shares”) without restrictive legend pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”), which number includes 69,291,596 shares issuable to Shareholder;”.

b.	Section 2(b) of the Anti-Dilution Agreement is hereby amended and restated in its entirety to read as follows:

“(b)
Promptly upon the later of (a) such time as the issuance of the Settlement Shares is made by the Company (the “Settlement Share Issuance”); and (b) the Parties entry into this Agreement, the Shareholder shall be issued such number of additional shares of restricted common stock of the Company equal to the total number of Anti-Dilutive Right Shares multiplied by 3.461178288 (the “Anti-Dilutive Ratio”)(which totals 2,355,141,879 shares of common stock, the “Anti-Dilutive Shares”)(the “Anti-Dilutive Share Rights”).”

c.	Section 3(a) of the Anti-Dilution Agreement is hereby amended and restated in its entirety to read as follows:

“(a)
Upon the later of (a) the Settlement Share Issuance date (the “Issuance Date”); and (b) the Parties entry into this Agreement, the Conversion Price of the Notes shall automatically, and without any required action by any party, be amended to reflect such initial Conversion Price divided by the Anti-Dilutive Ratio (which totals $0.0008351165 per share)(the “Conversion Price Amendment” and the “Anti-Dilutive Note Rights”).”

d.	Section 3(f) of the Anti-Dilution Agreement is hereby amended and restated in its entirety to read as follows:

“(f)
Shareholder agrees to fully convert the Notes into shares of the Company’s common stock, as conclusively evidenced by his entry into this Agreement, effective as of the date of this Agreement, which Notes shall convert into 640,578,407 shares of common stock based on the Conversion Price Amendment (the “Note Conversion Shares”).  The Company shall take whatever action necessary to issue the Note Conversion Shares promptly upon the Parties entry into this Agreement.  Following the Parties’ entry into this Agreement the Notes shall be considered satisfied and repaid in full and the Company shall have no obligations or liability whatsoever in connection with such Notes.”

e.	Section 3(g) of the Anti-Dilution Agreement is hereby amended and restated in its entirety to read as follows:

“(g)	Shareholder’s cost basis in the Note Conversion Shares shall be $0.0008351165 per share.”

f.	Collectively (a.) and (b.) shall be referred to herein as the “Anti-Dilutive Share Adjustment” and collectively (c.), (d.) and (e.) shall be referred to herein as the “Note Conversion Adjustment”.

2. Affect of Anti-Dilutive Share Adjustment.  The affect of the Anti-Dilutive Share Adjustment is that the Company is required to issue an additional 591,214,921 shares of restricted common stock of the Company to Shareholder (2,355,141,879 shares due pursuant to the Anti-Dilutive Share Adjustment minus 1,763,926,958 shares previously issued in connection with the Anti-Dilutive Agreement in connection with the Anti-Dilutive Shares) promptly after the Parties’ entry into this Agreement.

3. Affect of Note Conversion Adjustment.  The affect of the Note Conversion Adjustment is that the Company is required to issue an additional 178,319,191 shares of restricted common stock of the Company to Shareholder (640,578,407 shares due pursuant to the Note Conversion Adjustment minus 462,259,216 shares previously issued in connection with the Anti-Dilutive Agreement in connection with the Note Conversion Shares) promptly after the Parties’ entry into this Agreement.

4. Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

5. Mutual Representations, Covenants and Warranties.  Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

6. Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

7. Reconfirmation of Anti-Dilution Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Anti-Dilution Agreement, to the extent the same are not amended hereby.

8. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Anti-Dilution Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Anti-Dilution Agreement as modified or waived hereby.

9. Anti-Dilution Agreement to Continue in Full Force and Effect.  Except as specifically modified or amended herein, the Anti-Dilution Agreement and the terms and conditions thereof shall remain in full force and effect.

10. Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

11. Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

12. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

13. Construction.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

14. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

           This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

“SHAREHOLDER”

/s/ Herbert C. Pohlmann
Herbert C. Pohlmann

Address:
1290 N Ocean Boulevard
Palm Beach, FL 33480

Tax Id Number:
XXX-XX-XXXX

Telephone Number:
(XXX) - XXX - XXXX

“COMPANY”

Coil Tubing Technology, Inc.

/s/ Jerry Swinford
Jerry Swinford
President